UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Exact name of registrant as specified in is charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On July 17, 2015, Rocky Mountain Chocolate Factory, Inc. (the “Company”) entered into stock purchase agreements with each of (i) Franklin Crail, the Company’s Chief Executive Officer, President and Chairman of the Board and (ii) Bryan Merryman, the Company’s Chief Operating Officer, Chief Financial Officer, Treasurer and a director, pursuant to which the Company is purchasing an aggregate of 50,000 shares of the Company’s common stock from Messrs. Crail and Merryman (the “Stock Purchase Agreements”) under the Company’s previously announced stock repurchase program at $12.61 per share, which represents a 3% discount to the closing price of the Company’s common stock on the Nasdaq Stock Market on July 17, 2015.  The Stock Purchase Agreements contain customary representations, warranties and covenants.  As Messrs. Crail and Merryman are related parties, these transactions were reviewed and approved by the independent members of the Company’s Board of Directors.

The foregoing description of the Stock Purchase Agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of the documents which are attached hereto as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Stock Purchase Agreement, dated July 17, 2015, between Rocky Mountain Chocolate Factory, Inc. and Franklin E. Crail.

99.2	Stock Purchase Agreement, dated July 17, 2015, between Rocky Mountain Chocolate Factory, Inc. and Bryan J. Merryman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: July 20, 2015	By:	/s/ Bryan J. Merryman
Bryan J. Merryman, Chief Operating Officer,
Chief Financial Officer, Treasurer and Director

INDEX TO EXHIBITS

Item Number	Exhibit

99.1	Stock Purchase Agreement, dated July 17, 2015, between Rocky Mountain Chocolate Factory, Inc. and Franklin E. Crail.

99.2	Stock Purchase Agreement, dated July 17, 2015, between Rocky Mountain Chocolate Factory, Inc. and Bryan J. Merryman.

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